                                                                   EXHIBIT 10.22



                           EXCLUSIVE LICENSE AGREEMENT

               EXCLUSIVE LICENSE AGREEMENT dated as of July 2, 1998 (this "Agreement"), by and between Horseshoe License Company, a Nevada corporation ("Licensor"), and Horseshoe Gaming, LLC, a Delaware limited liability company ("Licensee").

                                    RECITALS

               WHEREAS, Becky Binion Behnen ("Behnen") has commenced an action in her individual capacity and styled in a derivative manner as a representative of a purported class comprised of shareholders of Horseshoe Club Operating Company (the "Company") other than Jack B. Binion ("Binion") (such shareholders being Lonnie Ted Binion and Brenda Binion Michael) in the District Court of the State of Nevada styled Becky Binion Behnen v. Jack B. Binion, Horseshoe Club Operating Co.; Does I through X; and Roe Corporations I through X, inclusive, Case No. A355289 (the "Action"), asserting certain claims arising out of Binion's positions as President and director of the Company, and its largest shareholder, including the claim of lost profits on other activities of Binion in the gaming business, including, without limitation, the formation and operation of Licensee;

               WHEREAS, in order to resolve any and all matters in controversy, disputes, claims and differences among Binion, Behnen and the Company (as well as the other members of the purported class), without incurring the expense and distraction of further litigation, Binion and Behnen have reached a full and final compromise and settlement of any and all matters in controversy, disputes, claims and differences between them, including, but not limited to, all claims that have been asserted in the Action or that could have been asserted in the Action; and

               WHEREAS, as part of such settlement and compromise, the Company has sold, conveyed, assigned, transferred and delivered to Licensor, an entity controlled by Behnen, all of the Company's right, title and interest in the trademarks, service marks and trade names and other proprietary interests more fully described in the Intellectual Property Assignment Agreement dated as of July 2, 1998, from and by the Company to the Licensor;

               WHEREAS, Licensor owns certain rights in the Property (as defined below) and as part of the compromise and settlement of all matters in controversy, Licensor and Behnen desire to grant, and Licensee and Binion desire to obtain, free and clear of any threat of litigation or loss of the goodwill built up in its business, an exclusive, perpetual, irrevocable license for the use of the Property in the Territory (as defined below).

               NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

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        1.     Exclusive License.

               a. Grant. Licensor hereby grants to Licensee, and Licensee accepts, an exclusive, irrevocable, fully paid license to use the Property (the "License") in perpetuity (the "Term") within the Territory. Such uses shall include, without limitation, use in connection with (i) the operation of and services provided by hotels, clubs, restaurants and casinos located in the Territory (the "Operations"), (ii) the advertising, publicity and promotion (in any and all media and signage now known or hereafter devised) of the Operations and (iii) the manufacturing, distribution, marketing, advertising, publicity, promotion and sale of products under or referencing any of the names, logos, or other items included within the Property (the uses described in (i) through (iii) are referred to hereinafter as the "Permitted Uses"). Nothing herein contained shall be construed as an assignment or grant to Licensee of any right, title, or interest in or to the Property. All rights relating to the Property, except for the License, are reserved by Licensor; provided, that it is expressly understood that such reservation of rights permits Licensor to use (only in a manner substantially similar to the Permitted Uses) the Property only within the State of Nevada subject to Licensor's right to advertise within the Territory in the same manner as set forth in Section 1(b) below (the "Reserved Rights").

                      For purposes of this Agreement, "Property" means any of the following, whether presently existing or hereafter created (A) all registered and unregistered trade names, trademarks, service marks, copyrights, and rights under or related to copyrights of Licensor, including without limitation, those listed on Schedule 1(a) hereto and derivatives thereof, but excluding "World Championship of Poker," "The World Championship of Poker" and "World Series of Poker;" (B) the Internet domain names of Licensor listed on
Schedule 1(a) hereto; (C) designs, patterns, colors, symbols, art work, logos, indicia, trade names, corporate names, company names, business names, trade dress, trade styles, and other source or business identifiers of the Licensor;
(D) all unpatented secret formulas or processes known to a limited number of affiliates of Licensor who use such formulas or processes, to a competitive advantage, with respect to business of the Licensor, including, without limitation, odds making, player tracking systems and customer mailing lists (the "Trade Secrets"); (E) all registrations and applications for registration that have been or shall be made or applied for by the Licensor in the United States Patent and Trademark Office or any such or similar office in any country in the world and all recordings thereof and all reissues, extensions, or renewals thereof, and (F) all common law and other rights therein which relate to the business of the Licensor and including, without limitation, those listed in
Schedule 1(a) hereto. In addition, "Property" includes, without limitation, any derivations or variations of any of the foregoing.

               b. Territory. For purposes of this Agreement, "Territory" means the universe, except for the State of Nevada; provided that in the event a Permitted Use by the Licensee relating to advertising, publicity, promotion, marketing or distribution shall occur within the State of Nevada (whether through any on-line service, worldwide or other computer network (e.g., the Internet), etc., or any other form of advertising, publicity, promotion, marketing or distribution), each such use shall not be deemed a breach of this Agreement and is expressly permitted.



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               c. Royalty. In addition to the compromise and settlement of any and all matters in controversy, disputes, claims and differences among Binion, Behnen and the Company, simultaneously with the execution of this Agreement, Licensee shall pay to the Licensor a one-time license fee of $5,000, and, from and after the date hereof, Licensee shall have a fully paid-up License to use the Property as described above.

        2.     Covenants.

               a. Compliance with Laws. Each party agrees to comply in all material respects with the provisions of applicable law, including without limitation, the notice provisions of the copyright and trademark law of the United States and other jurisdictions in the Territory. Each party agrees to place appropriate notice of any applicable trademark, service mark or copyright with respect to the Property.

               b.     Ownership and Goodwill.

                      i. Each party recognizes the value of the goodwill associated with the Property and acknowledges that all rights based upon or derived from the Property, including all rights therein and goodwill pertaining thereto, belong to Licensor, subject to the License, and that the Property has a secondary meaning in the mind of the public associated with Licensor and, as used subject to the License, with Licensee. Each party agrees that it will not, during the Term, do or permit to be done any act that will invalidate, attack or affect in any manner whatsoever Licensor's rights based upon or derived from the Property as well as the goodwill associated therewith.

                      ii. Each party acknowledges that the name "Jack Binion," specifically, and any trade name, trademark, service mark, copyright (and rights under or related to copyrights) and Internet domain name derivative thereof which include the letter string "Jack Binion" (the "Jack Binion Mark") are not included within the meaning of "Property" as such term is defined in this Agreement. Each party recognizes the value of the goodwill associated with the Jack Binion Mark and acknowledges that all rights based upon or derived from the Jack Binion Mark, including all rights therein and goodwill pertaining thereto, belong exclusively to Binion and that the Jack Binion Mark has a secondary meaning in the mind of the public associated exclusively with Binion. Each party agrees that it will not do or permit to be done any act that will invalidate, attack or affect in any manner whatsoever Licensee's rights based upon or derived from the Jack Binion Mark as well as the goodwill associated therewith.

                      iii. Each party recognizes and acknowledges that any intellectual property developed by the Licensee or on its behalf ("Developments") that is not similar to, variations of or derivatives from the Property, whether or not used in conjunction with any of the Property and/or the Operations, shall belong exclusively to the Licensee (the "Licensee Property"); provided, however, that the Licensee shall only own the Developments and not the Property. Licensor agrees that it will not do or permit to be done any act that will invalidate, attack or affect any act in any



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manner whatsoever Licensee's rights based upon or derived from the Licensee
Property as well as the goodwill associated therewith.

               c. Quality. Each party agrees that it shall use, and shall authorize the use of, the Property, with such style, appearance and quality as to be adequate and suited for exploitation to the best advantage and to the protection and enhancement of the Property and the goodwill pertaining thereto, and that such uses shall in no manner reflect adversely upon the Property in Licensor's sole discretion. Licensee shall submit to Licensor a sample of all uses of the Property to approve the design and quality of such use of the Property, which approval shall not be unreasonably withheld, conditioned or delayed and which approval shall be (i) deemed given, and the submission of a sample shall not be required, if the uses of the Property by the Licensee are the same as or similar to (x) the Company's past or future practices, (y) the Licensee's past practices, or (z) uses previously approved by the Licensor, or
(ii) evidenced by written notice executed by Licensor. Licensor's failure to approve or disapprove any such sample by written notice within thirty (30) days of receipt of such sample shall be deemed approval of such sample.

               d. Advertising and Promotion. Each party agrees that it shall not engage, participate or otherwise become involved in any activity or course of action including, without limitation, advertising and promotion, that diminishes and/or tarnishes the image and/or reputation of the Property in Licensor's sole discretion.

               e. Consultation. The parties agree to consult with each other whenever either party reasonably deems it necessary regarding all new logos and designs or any other substantive changes with respect to the Property, which would materially adversely affect the rights, obligations and benefits of either party to this Agreement.

               f. Noninterference; No Encumbrances. Licensor agrees that it shall not create, incur or suffer to exist any claim, lien, charge or encumbrance upon the Property.

               g. Cooperation. Each party agrees to cooperate with the other in obtaining and enforcing copyright, service mark, trade name, trade dress and trademark protection for the Property, including without limitation, in connection with suits and claims for infringement of the Property.

               h. No Conflicts. The Licensor shall not grant to any third party a license relating to the Property within the Territory, or authorize or permit any violation of the rights granted to the Licensee hereunder. The Licensor shall not, under any circumstances, use or authorize the use of any of the Reserved Rights within the Territory, or beyond the Permitted Uses.

               i. Trade Secrets. Each Party shall not use, disclose or make accessible the Trade Secrets to any third party, except that each party may disclose the Trade Secrets only to its personnel and agents that have a need to know the Trade Secrets. The Licensor shall fully disclose to Licensee any Trade Secrets, whether now known or hereafter created.



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        3.     Protection of the Property.

               a. Enforcement of Property Rights. Each party agrees to assist the other in protecting the intellectual property rights with respect to the Property as follows:

                      i. Registration. Licensor agrees that it shall seek to obtain and maintain, with counsel reasonably satisfactory to the Licensee, a registration from the United States Patent and Trademark Office, the United States Register of Copyrights, InterNIC, appropriate state agencies within the United States, or any other comparable agencies in other jurisdictions outside of the United States with respect to uses of the Property by either the Licensee or Licensor or any modifications thereto or derivations thereof (the "Registrations") and shall renew all such registrations, as required, maintain notices of allowance and otherwise take all appropriate action relating to the Registrations, including, without limitation, the filing of Statements of Use, Requests for Extensions of Time to File Statements of Use, Affidavits of Use and Affidavits of Incontestability. Licensee shall have the right to take all necessary steps to obtain and maintain the Registrations and take all action relating to such Registrations as described above where Licensor shall have failed to do so in a manner satisfactory to Licensee. Except in the case of Internet domain names, the party obtaining or maintaining any such Registration shall bear the cost of obtaining and/or maintaining such Registration; however, Licensor shall reimburse Licensee for half of its out-of-pocket costs and the fees and expenses of counsel and other professionals incurred in obtaining and maintaining any Registration on the Property and Licensor shall have the right to seek reimbursement for its payment from Licensor's other exclusive licensee. If Licensor fails to maintain the licensed domain names or register additional domain names when requested to do so by Licensee, Licensee may, at its own expense, maintain the licensed domain names and/or obtain additional domain names which shall be registered to Licensor, but licensed only and exclusively to Licensee. All Registrations shall be obtained and maintained in Licensor's name. Each party shall furnish the other with copies of each registration application filed and registration certificate so obtained, as well as copies of all other papers relating to the Registration including, without limitation, correspondence to and from government agencies and third parties contesting any claim to the Property.

                      ii. Infringement. Licensor may commence or prosecute any claims or suits with respect to any infringements or possible infringement of the Property in its own name. If Licensor elects to prosecute any such claim or suit, Licensor shall notify Licensee of such election and bear all costs and expenses, including legal fees, incurred in connection with any such suits and Licensee shall not institute any suit or take any action on account of any infringements or possible infringements of the Property without first notifying and consulting with Licensor. If Licensor elects not to prosecute any such claim or suit within fourteen (14) days after the receipt of written notice of Licensee requesting it to do so, then Licensee shall have the right to prosecute any such infringement or possible infringement. If Licensee elects to do so, costs and expenses, including legal fees, incurred in connection with any such suits shall be borne by Licensee (subject to paragraph 4, to the extent applicable). If either party institutes a suit for infringement pursuant to this Agreement, the other party shall have the right to participate and represent its interest through



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other counsel of its own choosing and at its cost and expense, including legal fees, incurred in connection with such participation.

                      iii. Remedies. In the event that either party obtains any recovery as a result of any claims or suits commenced, prosecuted or settled, the allocation of such recovery (net of the cost and expenses, including legal fees, reasonably incurred in connection with any such suit or claim) shall be allocated as follows: (i) in the event that either party bears all costs and expenses, including legal fees, incurred in connection with any such claims or suit, such party shall receive one hundred percent (100%) of any such recovery, or (ii) in the event that the Licensor and Licensee each bear a portion of the costs and expenses, including legal fees, incurred in connection with any such claims or suits, then such recovery shall be allocated between the Licensor and Licensee in proportion to costs and expenses so incurred.

               b. Damages for Failure to Protect the Property. Neither party shall have any rights against the other for damages or other remedy by reason of failure to prosecute, or the settlement of, any alleged infringements by others of the Property; provided, however, that neither party shall enter into a settlement of any alleged infringements by others of the Property which in any way may adversely effect the Property, the License, the Licensor's rights in the Property or the Licensee's rights granted under the License.

               c. Notice of Infringement. Each party agrees to notify the other promptly in writing of any adverse use of the Property or other designation similar to the Property of which such party is or becomes aware.

        4.     Indemnification.

               a. Infringement. Licensor covenants and agrees to indemnify and hold harmless, and to reimburse within thirty (30) days after demand, Licensee and each subsidiary and affiliate or sub-licensee of Licensee and their respective successors, assigns, members, partners, stockholders, directors, officers, agents and employees against any and all liabilities, damages, costs and expenses (including reasonable attorneys' fees) incident to, arising out of, resulting from or incurred in connection with any claim that Licensee's use of the Property in accordance with the terms of this Agreement infringes on the rights of any third party.

               b. Misrepresentation by Licensor. Licensor also agrees to indemnify and hold harmless Licensee, its subsidiaries, sublicensees and their respective officers, directors and employees from and against any and all damages, costs and expenses (including reasonable attorney's fees) incurred by any of them arising out of or in connection with (i) any misrepresentation or inaccuracy of Licensor or any of its officers, directors or employees (the "Licensor Affiliates"), whether contained in the representations and warranties in this Agreement or otherwise communicated in writing to Licensee, (ii) any breach of any covenant or agreement of the Licensor or the Licensor Affiliates with the Licensee, whether contained in this Agreement or otherwise reduced by writing, and (iii) any use of the Property by the Licensor during the Term.



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        5.     Remedies Upon Breach.

               a. Breach. In the event of any breach of this Agreement, the party alleging such breach shall give written notice of the breach to the breaching party and shall specify a reasonable period of time (not less than ninety (90) days) within which the breaching party is to cure the breach.

               b. Remedies. In the event that such breach has not been cured within the specified period, (i) the exclusive remedies of the Licensor shall be as follows: (x) in the event of a breach of (a) the quality control provisions set forth in paragraph 2(c) or (b) the territorial use of the Property provisions set forth in paragraph 1(b) by the Licensee, then the Licensor shall have the right to obtain an injunction against the Licensee from any court having jurisdiction over the matter restraining any further breach of such quality control provisions or of such territorial use provisions with respect to the particular service or product involved, the granting of which the Licensee shall not oppose on the grounds that monetary damages are sufficient and (y) in the event of any breach by the Licensee, the Licensor shall have the right to seek and receive monetary damages for breach of contract from the breaching party; provided, that it expressly agreed that in no event shall the Licensor have the right to terminate or rescind this Agreement or obtain equitable relief, except as expressly provided herein; and (ii) Licensee shall have the right to pursue any remedies it may have in law or equity, including, without limitation, the right to seek to obtain an injunction against the Licensor from any court having jurisdiction over the matter restraining any further breach, the granting of which the Licensor shall not oppose on the grounds that money damages are sufficient.

               c. No Termination of License. In no event shall the Licensor have the right to terminate the License. Under no circumstances shall the Licensee forfeit the right to use any of the "Property" or any of its other rights under this Agreement nor shall the Licensor be relieved of any representations, warranties, covenants or agreements, or limitations on its rights under this Agreement.

        6. Representations and Warranties of Licensee. Licensee hereby represents and warrants as follows:

               a. Organization; Authority; Enforceability. Licensee is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Licensee, has been duly authorized by all necessary limited liability company action, and constitutes the legal, valid and binding obligation of Licensee enforceable in accordance with its terms.

               b. No Conflict or Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not (i) constitute, with or without the giving of notice or passage of time, or both, a breach of any of the terms or provisions of, or a default under any agreement, indenture or other instrument to which Licensee is a party or by which it or any of its property is bound,
(ii) cause, or give any person



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grounds to cause, with or without the giving of notice or passage of time, or both, the maturity of any material liability or obligation of Licensee to be accelerated, increased or otherwise affected, or (iii) conflict with Licensee's limited liability company operating agreement, or any judgment, decree, order or award of any court, governmental body or arbitrator binding upon Licensee, or any law, rule, or regulation applicable to it.

               c. Approvals. No consent, action, approval or authorization prescribed by any law, rule or regulation, or by any agreement to which Licensee is a party, is required in order to permit the consummation of the transactions contemplated by this Agreement.

               d. No Legal Bar. Licensee is not prohibited by any order, writ, injunction or decree from consummating the transactions contemplated by this Agreement, and no action or proceeding is pending or, to the best of Licensee's knowledge, threatened against Licensee which questions the validity of this Agreement or any of the actions which the parties hereto have taken in connection herewith or which it is contemplated they shall take in connection herewith.

               e. Finder. Licensee has taken no action and has not dealt with any person in any manner which will result in any liability to Licensor to pay any brokerage fees or commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

        7.     Licensor.  Licensor represents and warrants as follows:

               a. Organization and Authority. Licensor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Licensor, has been duly authorized by all necessary corporate action on the part of Licensor, and constitutes the legal, valid and binding obligation of Licensor, enforceable in accordance with their respective terms.

               b. No Conflict or Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not (i) constitute, with or without the giving of notice or passage of time, or both, a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument to which Licensor is a party or by which Licensor or any of its property is bound, (ii) cause, or give any person grounds to cause, with or without the giving of notice or passage of time, or both, the maturity of any material liability or obligation of Licensor to be accelerated, increased or otherwise affected, or (iii) conflict with Licensor's Certificate of Incorporation or By-Laws, or any judgment, decree, order or award of any court, governmental body or arbitrator binding upon Licensor, or any law, rule or regulation applicable to Licensor. To the Licensor's knowledge, there are no license agreements, arrangements or understandings with respect to the Property other than this Agreement, and the exclusive license agreement with the Company for the territory of the State of Nevada, and Licensor has no obligation to grant a License to or enter into an agreement, arrangement or understanding with any third party with respect to the Property.



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               c. Approvals. No consent, action, approval or authorization prescribed by any law, rule or regulation or any agreement to which Licensor is a party is required in order to permit the consummation of the transactions contemplated by this Agreement

               d. No Legal Bar. Licensor is not prohibited by any order, writ, injunction or decree from consummating the transactions contemplated by this Agreement, and no action or proceeding is pending or, to the best of Licensor's knowledge, threatened against Licensor which questions the validity of this Agreement or any of the actions which the parties hereto have taken in connection herewith, or which it is contemplated they shall take in connection herewith. To the Licensor's knowledge, after due inquiry, there is no action or proceeding relating to the Property, or any legal, administrative or other proceeding that may adversely affect the License or the Property.

               e. Finder. Licensor has not taken any action or dealt with any person in any manner which will result in any liability to Licensee to pay any brokerage fees or commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby or thereby. Licensee is not and shall not be obligated to make any payments to Licensor or any third party, other than the consideration recited therein, for its use or exploitation of the Property as contemplated herein.

               f. Solvency; Fraudulent Conveyance. The liabilities of the Licensor do not exceed its assets. Immediately after giving effect to the License pursuant to the terms of this Agreement, the Licensor will not (i) be rendered insolvent, (ii) be left with unreasonably small capital with which to engage its business or (iii) have incurred indebtedness beyond its ability to pay such indebtedness as it matures. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Licensor.

        8.     Miscellaneous.

               a. No Waiver. No action taken by any party hereto shall be deemed to constitute a waiver by such party of compliance with any covenant or agreement contained in this Agreement; no course of dealing between the parties hereto and no failure or delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof and no single or partial exercise of any right, power or privilege shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

               b. Entire Agreement; Amendments. This Agreement along with the Schedules hereto constitute the entire agreement, and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party or parties against whom enforcement thereof is sought, and any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.



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

               c. Assignment. The parties may assign the License or any of their respective rights hereunder; provided, however, that any such assignment shall not become effective until such time as (1) the assignee executes an instrument binding it to the terms of this Agreement, (2) the assigning party provides written notice of such assignment to the other party, and (3) in the event of an assignment by the Licensor, the Licensor provides an opinion of counsel (reasonably satisfactory to the other party) stating that any such assignment includes all of the goodwill associated with the Property, that all of the Property shall be assigned and that any such transaction shall not constitute an "assignment in gross" or might otherwise adversely affect the Property or the License.

               d. Sublicense. Licensee may sublicense the License or any of its rights hereunder in its sole discretion; provided, however, that any such sublicense shall not become effective until such time as the sublicensee executes an instrument with respect to the Property which shall include, without limitation, quality control provisions substantially similar to those set forth in paragraph 2(c) hereof; and the Licensee shall provide written notice of such sublicense to the Licensor.

               e. Power of Attorney. Licensor hereby makes, constitutes and appoints Licensee its true and lawful attorney, in its name, place and stead, to execute documents, and take actions on behalf of the Licensor for the limited purpose of carrying out the terms and conditions of this Agreement, which permit Licensee to act on behalf of Licensor.

               f. Specific Performance; Jurisdiction. Licensor and Licensee each acknowledge that the License is unique and that Licensor and/or Licensee may have no adequate remedy at law for the failure by either of them to perform their respective obligations hereunder. Accordingly, Licensor and Licensee each agrees that, subject to the provisions of paragraphs 5(a) and 5(c), in the event of any such failure, the non breaching party shall have the right to obtain an injunction as set forth in paragraph 5(b). Further, Licensor and Licensee agree that any action to enforce this Agreement may be brought in any court of competent jurisdiction in the State of Nevada, and each party hereby consents to personal jurisdiction in any such action and waives any right to contest such jurisdiction on the grounds of forum non conveniens.

               g. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid, or (iii) on the date sent if sent by telecopier, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

               If to Licensor:         Horseshoe License Company
                                       Horseshoe Club Operating Company
                                       128 East Fremont Street



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

                                       Las Vegas, Nevada  89101
                                       Attn: Becky Binion Behnen
                                       Fax: (702) 366-7342

               with a copy to:         Robert D. Faiss, Esq.
                                       Lionel, Sawyer & Collins
                                       300 South Fourth Street - Suite 1700
                                       Las Vegas, Nevada 89101
                                       Fax: (702) 383-8845

               If to Licensee:         Horseshoe Gaming, LLC
                                       330 S. Fourth Street
                                       Las Vegas, Nevada 89101
                                       Attn: Jack B. Binion
                                       Fax: (__) ______________

               with a copy to:         Martin Nussbaum, Esq.
                                       Shereff, Friedman, Hoffman & Goodman, LLP
                                       919 Third Avenue
                                       New York, New York 10022
                                       Fax: (212) 758-9526


               h. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, heirs and legal representatives.

               i. Severability. The invalidity of all or part of any paragraph of this Agreement shall not render invalid the remainder of such paragraph or of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

               j. Headings. The headings of this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

               k. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute a single instrument.

               l. Choice of Law and Venue; Jury Trial Waiver. The validity of this Agreement, its construction, interpretation, and enforcement, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Nevada, without giving effect to its conflict of laws principles. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Clark, State of Nevada. The Licensor and the Licensee waive, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 1. The Licensor and the Licensee waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. The Licensor and the Licensee represent that each has reviewed this waiver and each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. Any and all service of process shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

               m. Franchise. The parties acknowledge and agree that this Agreement is an intellectual property rights license agreement and does not constitute, and shall not be construed as, a franchise agreement. The parties further acknowledge and agree that state and federal franchise laws do not and will not apply to this Agreement or to the relationship between Licensee and Licensor and their respective rights and obligations hereunder.

               n. Further Assurances. The parties hereto hereby agree to execute and deliver any further instruments, certificates and documents as may be reasonably requested from each such party by any of the parties hereto in order to carry out the terms and conditions of this Agreement.

               o. Construction. Neither party shall assert that the other is the drafting party for purposes of interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused this Agreement to be executed and delivered by their duly authorized representative, as of the date first above written.

                                        HORSESHOE LICENSE COMPANY


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        HORSESHOE GAMING, LLC
                                        By:  Horseshoe Gaming, Inc.


                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                   Schedule 1(a)


                                    PROPERTY

        The term "Property" as used in this Agreement shall include the following applications, registrations and Internet domain names:


           Marks                   U.S. Registration Number    Registration Date

  1. "Try Our Brand of Fun"                1970151                 04/23/96

  2. "$1,000,000 Free Pull"                1997723                 08/27/96

  3. "Both Way Royals"                     2039502                 02/18/97

  4. "Where Legends are Made               1978543                 06/04/96
            and Millions are
            Paid"

  5. "Gift Horse"                          1943260                 12/19/95

  6. "Horseshoe"                           1839688                 06/14/94

  7. "Horseshoe"                           1839764                 06/14/94

  8. "H and Design"                        2141139                 03/03/98



           Marks                   U.S. Application Number        Filing Date

  1. "Double Pay Jackpots"                75/259758                03/18/97

  2. "Where Millions are                  75/022418                11/20/95
            Played and Legends
            are Made"

  3. "The Value's in the Game"            75/316680                06/25/97

  4. "Where Winners Belong!"              75/398989                12/02/97

                                          Nevada
           Marks                     Registration Number          Filing Date

  1. "Bothway Royals"                       28616                  11/08/95

  2. "Where Legends Are Made                28614                  11/08/95
            and
            Millions Are Paid"

  3. "Where Millions Are                    28615                  11/08/95
            Played and Legends
            Are Made"

  4. "$1,000,000 Free Pull"                 28613                  11/08/95

  5. "Binion's Horseshoe Your               28650                  11/21/95
            Best Place to Win"

  6. "Double Pay Jackpots"                  30576                  01/12/98

  7. "The Value's in the Game"                --                      --



                                          Louisiana
           Marks                     Registration Number       Registration Date

  1. "Horseshoe Winners Circle"           941461133                06/27/94

  2. "Horseshoe Winners Circle"           941461137                06/27/94

  3. "Horseshoe Winners Circle"           941461134                06/27/94

  4. "Horseshoe Winners Circle"           941461136                06/27/94

  5. "Gift Horse"                         941461103                06/27/94

  6. "$1,000,000 Free Pull"                   --                   08/28/95

                                          Louisiana
           Marks                      Application Number          Filing Date

  1. "Gift Horse"                         941461104                05/26/94

  2. "Gift Horse"                         941481101                05/26/94


Marks for which no federal or state applications or registrations have been made:

        1      "Horseshoe Hotel and Casino"

        2      "Horseshoe Club"

        3      "Horseshoe Hotel"

        4      "Horseshoe Casino"


        Internet domain names:


        1      horsehoe.com

        2      horseshoe.net

        3      horseshoecasinos.com